Exhibit 10.2

Dated 21 December 2007

(1) FILMFLEX MOVIES LIMITED

(2) ON DEMAND GROUP LIMITED

SHARE PURCHASE AGREEMENT

FOR THE SALE AND PURCHASE OF 190,000 ORDINARY SHARES

IN THE SHARE CAPITAL OF FILMFLEX MOVIES LIMITED

Bird & Bird

15 Fetter Lane

London EC4A 1JP

Tel: +44 (0)20 7415 6000

Fax: +44 (0)20 7415 6111

Ref: NXB/JUB/WALTD.0050

THIS AGREEMENT is made on the 21 day of December 2007

BETWEEN

(1)	ON DEMAND GROUP LIMITED a company incorporated in England and Wales under registration number 04094951, the registered office of which is at Narrow Quay House, Narrow Quay, Bristol, BS1 4AH (the “Seller”); and

(2)	FILMFLEX MOVIES LIMITED a company incorporated in England and Wales under registration number 05280342, the registered office of which is at 1 Stephen Street, London, W1T 1AL (the “Purchaser”).

RECITAL

Pursuant to written resolutions of the Purchaser passed prior to the date of this Agreement a draft of this Agreement was approved by special resolution.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Completion” means completion of this Agreement in accordance with its terms; and

“Shares” means 190,000 ordinary shares of £1.00 each in the capital of the Purchaser.

1.2	In this Agreement, unless the context otherwise requires:

(a)	references to Clauses are to clauses of this Agreement.

(b)	Clause headings are for convenience only and shall not affect the interpretation of this Agreement;

(c)	words implying the singular include the plural and vice versa; and

(d)	references to a person include an individual, firm, company, corporation, unincorporated body, or any agency of the above.

2.	SALE OF THE SHARES

2.1	The Seller shall sell with full title guarantee the Shares and the Purchaser relying on the covenants of the Seller set out in this Agreement shall purchase the Shares on the terms of this Agreement free from all claims, liens, charges, encumbrances and equities and together with all rights attaching or accruing to them.

2.2	The Seller covenants with the Purchaser as follows:

(a)	that it has the right to sell and transfer the full legal and beneficial interest in the Shares to the Purchaser on the terms set out in this Agreement; and

(b)	that on or after Completion it will, at its own cost and expense, execute and do (or procure to be executed and done by any necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time require in order to vest any of the Shares in the Purchaser and to give full effect to this Agreement.

2.3	The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this Agreement.

3.	CONSIDERATION

The consideration for the sale of the Shares shall be the payment to the Seller in cash on Completion of in aggregate £1,628,571.43.

4.	COMPLETION

Completion shall take place immediately after the signing and exchanging of this Agreement at the offices of Bird & Bird, 15 Fetter Lane, London, EC4A 1JP, when the Seller shall deliver or cause to be delivered to the Purchaser the share certificates representing the Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing) and the consideration for the Shares from the Purchaser has been received by the Seller.

5.	NO THIRD PARTY BENEFICIARIES

This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person who is not a party to it.

6.	COSTS

Each party shall pay its own costs and expenses in connection with the preparation, negotiation, execution and completion of this Agreement.

7.	NOTICES AND SERVICE OF PROCEEDINGS

Any notice, invoice, or other document to be given under this Agreement will be in writing and delivered or sent by hand, by post or facsimile transmission (and confirmed by letter sent by hand or post) to the other party's registered office or any other address notified to the party giving notice in accordance with this Clause. In proving service by post it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

8.	NO RELIANCE

8.1	Each party acknowledges to the other that in agreeing to enter into this Agreement it has not relied on any representation, warranty, undertaking, promise or other assurance (whether contractual or otherwise) given by or on behalf of that party, except those set out in this Agreement, and waives all rights and remedies, which, but for this Clause 8, might be available to it in respect of such representation, warranty or other assurance, provided that nothing in this Clause 8 shall limit or exclude any liability for fraudulent misrepresentation.

8.2	No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

9.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.	POWER OF ATTORNEY

10.1	From Completion, the Seller hereby unconditionally appoints the Purchaser (acting by any of its directors from time to time) as attorney (the "Attorney") in respect of the Shares for so long as the Seller remains registered as a member of the Purchaser pending expiry of the period of 30 days following Completion and agreement of the amount of liability to stamp duty on the transfers of the Shares with the Stamp Office, to vote or appoint a proxy in respect of the Shares that are being acquired by each them or sign and deliver any written resolutions as a member and exercise all other rights and discretions in respect of those Shares and to receive all income and capital payments payable in respect of those Shares.

10.2	The Attorney shall have the power to sign, execute and deliver and do, or cause to be signed, executed, delivered or done, any deeds, documents, acts or things as may be necessary in relation to the matters specified in paragraph 10.1.

10.3	The Seller hereby undertakes to ratify whatever the Attorney may sign, execute and deliver or do, or lawfully cause to be done, under the authority or purported authority of this power of attorney.

10.4	The power of attorney given by the Seller shall be irrevocable.

11.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of England and Wales and the parties submit to the exclusive jurisdiction of the courts of England.

IN WITNESS of which this Agreement has been executed and delivered as a deed by the parties or their duly authorised representatives on the date which appears first on the first page of this Agreement.

EXECUTED as a DEED by	)	/s/ S. Baxter
FILMFLEX MOVIES LIMITED	)
acting by:

Director: /s/ S. Baxter

Director/Secretary: /s/ J. Ward

EXECUTED as a DEED by	)	/s/ A. Kelly
ON DEMAND GROUP LIMITED	)
acting by:

Director: /s/ A. Kelly

Director/Secretary: /s/C. de Beer